SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                PHARMERICA, INC.
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             (Exact name of registrant as specified in its charter)

             Delaware                                        11-2310352
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(State of incorporation or organization) (IRS Employer Identification No.)

3611 Queen Palm Drive, Tampa, Florida                           33619
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(Address of principal executive offices)                      (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                         Name of each exchange on which
to be so registered                         each class is to be registered
-------------------                         ------------------------------

Stock Purchase Rights                       Nasdaq Market System

Securities to be registered pursuant to Section 12(g) of the Act:

            None
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      (Title of Class)


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Item 1.  Description of Registrant's Securities to be
         Registered.
         --------------------------------------------

         On August 12, 1998, the Board of Directors of PharMerica, Inc., a Delaware corporation (the "Company"), declared a dividend payable on August 24, 1998 of one right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company held of record at the close of business on August 24, 1998, or issued thereafter and prior to the Separation Time (as defined in the Rights Agreement referred to below) and thereafter pursuant to options and convertible securities outstanding at the Separation Time. The Rights will be issued pursuant to a Stockholder Protection Rights Agreement, dated as of August 13, 1998 (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank, as Rights Agent.

         The description of the Rights contained in the Company's Current Report on Form 8-K dated August 24, 1998 is hereby incorporated by reference herein.

         The Rights Agreement (which includes as Exhibit A the forms of Rights Certificate and Election to Exercise and as Exhibit B the form of Certificate of Designations and Terms of the Participating Preferred Stock) is attached hereto as an exhibit and is hereby incorporated herein by reference. The description of the Rights incorporated by reference to the Company's Current Report on Form 8-K, dated August 24, 1998 is qualified in its entirety by reference to the Rights Agreement and such exhibits thereto.

Item 2.  Exhibits.

Exhibit No.         Description
-----------         -----------

   (4.1)            Rights Agreement.

   (2) Forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement.

   (3) Form of Certificate of Designation and Terms of Participating Preferred Stock, included in Exhibit B to the Rights Agreement.


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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       PHARMERICA, INC.



                                       By /s/ Curtis B. Johnson
                                          ----------------------------------
                                          Name: Curtis B. Johnson
                                          Title: Legal Counsel



Date: August 24, 1998




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